EXHIBIT 99.1

Monday, March 8, 2004

COMPANY PRESS RELEASE

PROTIDE PHARMACEUTICALS ANNOUNCES FORM 15 FILING

SAINT PAUL, MN – March 8, 2004 – Protide Pharmaceuticals, Inc. (OTCBB: PPMD.OB) is announcing the filing of a Form 15 with the Securities and Exchange Commission (SEC) to terminate registration of Protide Pharmaceuticals’ common stock under the Securities Exchange Act of 1934.

Upon the filing of the Form 15, the obligations of Protide Pharmaceuticals to file with the SEC certain reports and forms, including 10-KSB, 10-QSB and 8-K ceased. Upon the final effective date of the Form 15, which is anticipated to be within 90 days of filing, the obligations of Protide Pharmaceuticals to file proxy statements with the SEC will cease and Protide Pharmaceuticals’ common stock will no longer be eligible for quotation on the OTC Bulletin Board.

Upon careful consideration, Protide Pharmaceuticals’ Board of Directors determined to take action to deregister Protide Pharmaceuticals’ common stock under the Securities and Exchange Act of 1934. The Board of Directors concluded that the advantages of being a reporting company do not offset the costs and administrative burdens associated with the SEC reporting requirements. The Board of Directors cited the following reasons:

1.     Lack of liquidity of Micro-cap stocks:   The principal executives of the company own about 19.7% of all the outstanding shares in Protide Pharmaceuticals. There are only 3.25 million shares in the hands of public shareholders. There are only approximately 185 shareholders of record of Protide Pharmaceuticals. The lack of analyst coverage, lack of sufficient float and delisting from NASDAQ have resulted in very little liquidity for shareholders.

2.     Relief from Public Filing and Increasing Regulation:   Due to increasing regulation over registered companies by the SEC, Congress and state Attorneys General, there is a rapidly increasing amount of reporting required in order to remain compliant with the myriad of laws governing registered companies. The Company will need significantly more man-hours in its accounting department in order to insure compliance. The Company feels this resource is much better spent in getting even greater and timelier information to its staff, so that the Company can react more quickly to changes in its business. By becoming a non-filing company, Protide Pharmaceuticals’ top management and accounting staff will not be distracted with public filings and compliance issues, and can devote more time to business planning and internal processes within our business.

3.     Increasing Costs:   The costs to remain a reporting company are relatively high now, and we predict that will increase significantly over the next couple of years. It currently costs Protide Pharmaceuticals about $100,000 per year to remain a registered company. These costs come from filing fees, investor relations costs and the extra costs for outside attorneys and accountants to work on our public filings. The $100,000 number does not include the soft costs, in time and money, of having the top management and accounting staff work on registered company issues. The Company anticipates that its cost to remain a public company will increase dramatically due to the cost of Sarbanes-Oxley compliance, including additional attorney and accounting fees, and the rising cost of D&O insurance.

The Company believes that this privatization is in the best interests of the shareholders of Protide Pharmaceuticals. Decreasing company expenses and decreasing distractions to management that occur due to being a public company will allow the Company to focus on technology and manufacturing.

Protide Pharmaceuticals, Inc. is a biotechnology company devoted to the discovery, development and commercialization of technologies and processes in clinical cell therapy and transfusion medicine, specifically in the areas of cancer, genetic disorders, cell engineering and transplantation. The Company provides products and contract services to companies and educational institutions that are working in these areas. Protide Pharmaceuticals, Inc. is currently traded on the over the counter markets of the National Association of Securities Dealer’s Electronic Bulletin Board under the symbol: PPMD.OB.

FORWARD-LOOKING STATEMENTS:   CERTAIN MATTERS DISCUSSED WITHIN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH MANAGEMENT OF PROTIDE PHARMACEUTICALS INC. BELIEVES THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, IT CAN GIVE NO ASSURANCE THAT ITS EXPECTATIONS WILL BE ATTAINED. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY ARE INCLUDED BUT ARE NOT LIMITED TO THOSE LISTED IN THE PROTIDE PHARMACEUTICALS ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED AUGUST 31, 2003, UNDER THE CAPTION “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.”

Contact:

Protide Pharmaceuticals, Inc.
Milo R. Polovina, Chairman of the Board and CEO

(612) 730-1500